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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 22, 1994, except as to Note 11, which is as of July 24, 1995, relating to the financial statements of Datis Corporation, which appears in HCIA Inc.'s Form 8-K dated July 22, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP

San Jose, California
July 22, 1996